                     As filed with the Securities and Exchange

Commission on October 31, 1997                                Reg. No. 33- 98564


                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                                   __________
                       Post-Effective Amendment No. 1 to
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                  UNICOMP, INC.
              (Exact name of registration as specified in charter)

  Colorado                                             84-1023666
(State of incorporation)                 (I.R.S. Employer Identification Number)

                         1850 Parkway Place, Suite 925
                            Marietta, Georgia  30067
                                (770) 424-3684
                    (Address of principal Executive Offices)

                                UniComp, Inc.
                           Long-Term Incentive Plan
                    ----------------------------------------
                           (Full title of the Plan)


                 Steve Hafer                                 Copy to:
Chairman, President and Chief Executive Officer        David F. Evans, Esq.
                 UniComp, Inc.                         Snell & Wilmer L.L.P.
        1850 Parkway Place, Suite 925              111 East Broadway, Suite 900
          Marietta, Georgia  30067                   Salt Lake City, Utah 84111
              (770) 424-3684                                (801) 237-1900
  (Name, address and telephone number,
including area code, of agent for service)


    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of                        Proposed           Proposed
 Securities        Amount          Maximum            Maximum        Amount of
   to be           to be        Offering Price       Aggregate      Registration
 Registered     Registered(1)    Per Share(2)     Offering Price(2)     Fee
____________    _____________   ______________    _________________ ____________
Common Stock
    $.01           500,000         $ 9.28           $4,640,000.00     $1,407.00
 par value
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the UniComp, Inc. Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the representative bid and asked prices per share of Registrant's Common Stock, as quoted on a when-issued basis, on the NASDAQ National Market System for October 27, 1997.

                                Explanatory Note


     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-98564) (the "Registration Statement") of UniComp, Inc. (the "Company") registers 500,000 additional shares of the common stock, par value $0.01 per share ("Common Stock") of the Company that may be issued pursuant to the exercise of options issued or to be issued under the Company's Long-Term Incentive Plan, as amended (the "Plan").

    The Registration Statement with respect to the Common Stock and relating to the Plan was filed with the Securities and Exchange Commission on October 25, 1995 and is effective as of the date hereof. Pursuant to Instruction E to Form S-8, the contents of the Registration Statement are incorporated herein by reference.

    There is no information required in this Registration Statement that is not in the Registration Statement referenced above. This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to the Plan.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 31, 1997.

                              UNICOMP, INC.


                              By /s/ Stephen A. Hafer
                                 -----------------------------------------------
                                 Stephen A. Hafer
                                 Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacity and on the dates indicated below.


Signature                Title                                 Date
---------                -----                                 ----

/s/  Stephen A. Hafer   Chairman of the Board, President and   October 31, 1997
---------------------   Chief Executive Officer (Principal
Stephen A. Hafer        Executive Officer)

/s/ L. Allen Plunk      Chief Financial Officer (Principal     October 31, 1997
---------------------   Financial and Accounting Officer)
L. Allen Plunk

        *
---------------------
J. Patrick Henry        Director                               October 31, 1997


        *
---------------------
Nelson J. Millar        Director                               October 31, 1997

---------------------
B. Michael Wilson       Director                               October 31, 1997


        *
---------------------
Thomas Zimmerer         Director                               October 31, 1997


/s/ Stephen A. Hafer
---------------------
*Stephen A. Hafer                                              October 31, 1997
Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NUMBER           DESCRIPTION
--------------           -----------

    5.1                  Opinion of Snell & Wilmer L.L.P.

   23.1                  Consent of Snell & Wilmer
                         L.L.P. (included in the opinion
                         filed as Exhibit 5.1)

   23.2                  Consent of Independent
                         Accountants

   24.1                  Power of Attorney (contained
                         on signature page of original
                         Form S-8)

   99.1                  Amendment Number 1 to the
                         UniComp, Inc. Long-Term
                         Incentive Plan